Ohr Pharmaceutical, Inc. S-3

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 22, 2016 with respect to the audited consolidated financial statements and the effectiveness of internal control over financial reporting of Ohr Pharmaceutical, Inc. included in the Annual Report on Form 10K for the year ended September 30, 2016.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 15, 2017